UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2024

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+91 99454-8382

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $11.50, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to that Current Report on Form 8-K filed by Zoomcar Holdings, Inc. (the “Company”) on February 2, 2024.

On February 1, 2024, the Company entered into an agreement (the “Lock-Up Release Agreement”) with two of the former members of the Sponsor, ASJC Global LLC – Series 24 (“ASJC”) and Cohen Sponsor LLC – A24 RS (“Sponsor Investor”, and together with ASJC, the “Lock-Up Release Parties”), pursuant to which the Company agreed to waive the lock-up restrictions provided for in the letter agreement, dated October 26, 2021, by and among the Company, the officers and directors of the Company, and Innovative International Sponsor I LLC with respect to the Lock-Up Release Parties for a period of 120 days (the “Lock-Up Release Period”) in exchange for certain cash payments as described therein.

On March 18, 2024, the Lock-Up Release Agreement was amended (the “Amendment”) pursuant to which (i) the Lock-Up Release Period was extended from 120 days through the end of the original six-month lock-up period, (ii) the volume and stock price restrictions for sales made by the Lock-Up Release Parties during the Lock-Up Release Period were removed and (iii) the payment terms between the Company and Lock-Up Release Parties was modified such that, in lieu of the prior payment schedule, the Lock-Up Release Parties will pay the Company $500,000 in an upfront cash payment and thereafter, and only after the Lock-Up Release Parties have sold 1,428,572 shares, the Lock-Up Release Parties will pay the Company $0.35 per additional share sold during the Lock-Up Release Period.

The foregoing description of the terms of the Lock-Up Release Agreement is qualified in its entirety by the full text of the agreement, a copy of which was filed as Exhibit 10.1 to the February 8-K and is incorporated herein by reference. The foregoing description of the terms of the Amendment is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 12, 2024, the Company received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, as a result of the resignation of David Ishag from the board of directors of the Company (the “Board”), effective January 30, 2024, the Company is no longer in compliance with the continued listing requirements set forth in Nasdaq Listing Rule 5605, which requires that a majority of the Board be comprised of independent directors. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

The Notice further provided that, pursuant to Nasdaq Listing Rules 5605(b)(1)(A), Nasdaq will provide the Company with a cure period in order to regain compliance as follows: (i) until the earlier to occur of the Company’s next annual shareholders’ meeting or January 30, 2025; or (ii) if the next annual shareholders’ meeting is held before July 29, 2024, then the Company must evidence compliance no later than July 29, 2024.

If compliance is not achieved by the expiration of the applicable cure period, the Notice states that the Company will receive written notification that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearings Panel. We expect to regain compliance with the Nasdaq Listing Rules prior to the expiration of the applicable cure period provided by Nasdaq.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Amendment to Lock-Up Release Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2024	Zoomcar Holdings, Inc.

	By:	/s/ Greg Moran
	Name:	Greg Moran
	Title:	Chief Executive Officer and Director

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